EXHIBIT 23.1



             Consent of Independent Public Accountant


     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-KSB, into the Company's previously filed Registration Statements File Nos.
33-72516, 333-80151, 333-48087, 333-46646.



Trochiano & Daszkowski LLP

Staten Island, New York
June 8, 2001